Exhibit 3.3
ARTICLES OF INCORPORATION
OF
ARIZONA PUBLIC SERVICE COMPANY
(RESTATED AS OF MAY 16, 2012)

FIRST: The name of the Corporation is Arizona Public Service Company.
SECOND: The purposes for which this Corporation is organized include the transaction of any or all lawful business for which corporations may be incorporated under Chapter 1 of Title 10, Arizona Revised Statutes, on or at any time after July 1, 1976.
The character of business which the Corporation intends actually to conduct in the State of Arizona on and for the foreseeable period after July 1, 1976 is that of a public service corporation within the meaning of Section 2 of Article 15 of the Constitution of Arizona as in effect on July 1, 1976.
THIRD: The authorized Capital Stock of the Corporation is 115,535,000 shares divided into 100,000,000 shares of Common Stock with a par value of $2.50 per share, 160,000 shares of $1.10 Cumulative Preferred Stock with a par value of $25.00 per share (the “$1.10 Preferred”), 105,000 shares of $2.50 Cumulative Preferred Stock with a par value of $50.00 per share (the “$2.50 Preferred”), 120,000 shares of $2.36 Cumulative Preferred Stock with a par value of $50.00 per share (the “$2.36 Preferred”), 150,000 shares of $4.35 Cumulative Preferred Stock with a par value of $100.00 per share (the “$4.35 Preferred”), 1,000,000 shares of Serial Preferred Stock with a par value of $50.00 per share, 4,000,000 shares of Serial Preferred Stock with a par value of $100.00 per share and 10,000,000 shares of Serial Preferred Stock with a par value of $25.00 per share. The $1.10 Preferred, the $2.50 Preferred, the $2.36 Preferred and the $4.35 Preferred are hereinafter sometimes collectively referred to as the “Preferred Stock”; and the 15,000,000 shares, in the aggregate, of Serial Preferred Stock, without regard to the amount of par value thereof, are hereinafter sometimes collectively referred to as the “Serial Preferred”. The Serial Preferred shall be issuable in series.
The Capital Stock of the Corporation shall be paid in at such time and upon such conditions as a majority of the Board of Directors shall from time to time fix and determine. Subject to the terms and provisions of this Article Third, the Board of Directors of the Corporation is authorized to provide from time to time for the issuance, within the limitations and restrictions herein set forth, of shares of the Serial Preferred in series and to fix from time to time before issuance the designations, preferences, privileges and voting powers of the shares of each series of the Serial Preferred and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:
(a) the serial designation and authorized number of shares,
(b) the dividend rate, the date or dates at which such dividends shall be payable and the extent to which such dividends shall be cumulative,
(c) the amount or amounts, not less than the par value, to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the Corporation,

(d) the price or prices at which shares may be redeemed and any terms, conditions and limitations upon such redemptions,
(e) any sinking fund provisions for the redemption or purchase of shares of such series, and
(f) the terms and conditions if any on which shares may be converted;
provided, however, that subject to the provisions of Section 10-033 of the Arizona Revised Statutes, the shares of all series of the Serial Preferred shall not have more than one vote each.
The designations and preferences of each of said classes of stock (excluding, except as specifically otherwise set forth, the Serial Preferred) shall be as follows:
(1) The Preferred Stock, each class pari passu with each other class thereof and with the Serial Preferred, but in preference to the Common Stock and any stock junior to the Preferred Stock and the Serial Preferred, shall be entitled to dividends from surplus or profits at the rates of One Dollar and Ten cents ($1.10), Two Dollars and Fifty Cents ($2.50), Two Dollars and Thirty-Six Cents ($2.36) and Four Dollars and Thirty-Five Cents ($4.35), respectively, per share per annum, payable quarterly on March 1, June 1, September 1 and December 1 of each year, when and as declared by the Board of Directors. Such dividends with respect to each share shall be cumulative from the first day of the dividend period in which such share shall originally have been issued. No share of Preferred Stock shall be entitled to any dividends from surplus or profits in excess of the dividends at the respective rates per share per annum aforesaid. Each series of Serial Preferred, pari passu with each class of the Preferred Stock but in preference to the Common Stock and any stock junior to the Preferred Stock and the Serial Preferred, shall be entitled to dividends from surplus or profits at the rates, payable at such times and cumulative to the extent fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon such Board of Directors.
(2) In the event of involuntary dissolution or liquidation of the Corporation, the holders of the Preferred Stock, each class pari passu with the other classes thereof and with the Serial Preferred, but in preference to the Common Stock and any stock junior to the Preferred Stock and the Serial Preferred, shall be entitled to receive, respectively, the par value of their shares, plus an amount equal to the accrued and unpaid dividends on such shares to the date of dissolution or liquidation. In the event of any voluntary dissolution or liquidation, the holders of the Preferred Stock, each class pari passu with each other class thereof and the Serial Preferred, but in preference to the Common Stock and any stock junior to the Preferred Stock and the Serial Preferred, shall be entitled to receive, respectively, the par value of their shares, plus an amount equal to the accrued dividends on such shares to the date of dissolution or liquidation plus the redemption premium. On and after July 1, 1976, the redemption premium shall be: $2.50 per share of the $1.10 Preferred; $1.00 per share of either the $2.50 Preferred or the $2.36 Preferred; and $2.00 per share of the $4.35 Preferred. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the Serial Preferred, pari passu with each class of the Preferred Stock, but in preference to the Common Stock and any stock junior to the Preferred Stock and the Serial Preferred, shall be entitled to receive such amount or amounts, not less than par value, as may be fixed by the Board of Directors pursuant to the authority herein conferred upon the Board of Directors.

(3-a) Upon the affirmative vote of a majority of the shares of the issued and outstanding Common Stock at any annual meeting or at any special meeting called for that purpose, any class of Preferred Stock may be redeemed in whole or in part at any time at the applicable redemption price for each share thereof redeemed, plus an amount equal to the accrued dividends to the date fixed for redemption. On and after July 1, 1976, the redemption price shall be: $27.50 per share of the $1.10 Preferred; $51.00 per share of either the $2.50 Preferred or the $2.36 Preferred; and $102.00 per share of the $4.35 Preferred. If, pursuant to such vote of the Common Stock, less than all of the share of any class of Preferred Stock are to be redeemed, they shall be selected in such manner as the Board of Directors or the Executive Committee shall determine. Nothing herein contained shall limit any right of the Corporation to purchase or otherwise acquire any shares of any class of Preferred Stock.
(3-b) Each series of Serial Preferred shall be subject to redemption in whole or in part at such price or prices and on such terms, conditions and limitations as may be fixed by the Board of Directors prior to the issuance of any such series. If less than all of the shares of any series of the Serial Preferred are to be redeemed, they shall be selected in such manner as the Board of Directors or the Executive Committee shall determine. Nothing herein contained shall limit any right of the Corporation to purchase or otherwise acquire any shares of any series of the Serial Preferred. Any shares of Serial Preferred redeemed or otherwise acquired by the Company shall have the status of authorized and unissued shares, undesignated as to series, and may thereafter, in the discretion of the Board of Directors and to the extent permitted by law, be sold or reissued from time to time, as part of another series or (unless prohibited by the terms of such series as fixed by the Board of Directors) of the same series, subject to the terms and conditions herein set forth.
(3-c) Notice of the intention of the Corporation to redeem shares of Preferred Stock of any class, or any series of the Serial Preferred, shall be mailed at least thirty (30) days before the date of redemption to each holder of record of the shares to be redeemed, at his last known post office address as shown by the records of the Corporation. At any time after such notice has been mailed as aforesaid, the Corporation may deposit (separately as to each class or series) the aggregate redemption price payable with respect to shares of such class or series to be redeemed (or the portion thereof not already paid in the redemption of shares so to be redeemed) with any bank or trust company (having capital, surplus and undivided profits aggregating at least $4,000,000) in The City of New York, a member of the Clearing House of The City of New York, or with any bank or trust company (having capital, surplus and undivided profits aggregating at least $4,000,000) in the City of Phoenix, Arizona, a member of the Clearing House of the City of Phoenix, Arizona, named in such notice of redemption, payable in amounts aforesaid to the respective orders of the holders of record of the shares of such class or series so to be redeemed, on endorsement, if required, and surrender of their certificates. Thereupon said holders shall cease to be stockholders with respect to said shares and from and after the making of such deposit said holders shall have no interest or claim against the Corporation with respect to said shares, but shall be entitled only to receive said monies from said bank or trust company without interest.
(4-a) The term “net income available for fixed charges” whenever hereafter used in these Articles of Incorporation shall mean the sum of (a) the net income of the Corporation determined in accordance with generally accepted accounting principles and (b) an amount equal to the interest charges on long-term debt of the Corporation deducted in determining such net income including amortization of debt discount and expense if and to the extent such amortization was deducted in determining net income. The term “long-term debt” as hereinafter used in these Articles of Incorporation shall include all indebtedness of the Corporation having a fixed maturity date more than one year from the date of issue thereof or renewable or refundable at the option of the obligor pursuant to any revolving or other similar credit agreement or otherwise to a date more than one year from the date of issue thereof. The certificate of any firm of independent accountants selected by the Board of Directors shall be conclusive evidence as to the net income available for fixed charges for any period.
(4-b) So long as any shares of any class of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of said class, voting as a class: (a) authorize, by amendment to the Articles of Incorporation, any stock ranking prior in any respect to said class; or (b) make any change, by amendment of the Articles of Incorporation, or otherwise, in the terms and provisions of said class that would adversely affect the rights and preferences of the holders thereof; or (c) issue any shares of said class theretofore authorized but unissued, or shares of any stock pari passu with said class, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, not less than an equal aggregate par value of shares of Preferred Stock, or of any stock pari passu therewith, at the time outstanding, unless the net income available for fixed charges of the Corporation for a period of any twelve (12) consecutive months within the fifteen (15) calendar months immediately preceding the first day of the month in which such additional stock is issued is at least one and one-half (1 ½) times the sum of (i) the interest requirements for one year on the long-term debt of the Corporation to be outstanding immediately after the date of issue of such additional shares and (ii) the dividend requirements for one year on all shares of Preferred Stock, and of all other classes of stock ranking on a parity with or prior to said class of Preferred Stock in respect to dividends or assets, to be outstanding immediately after such proposed issue of additional shares.
(4-c) So long as any shares of the Serial Preferred are outstanding, the Corporation shall not, without affirmative action taken as hereinafter provided by the holders of Serial Preferred: (a) authorize, by amendment to the Articles of Incorporation, any stock ranking prior in any respect to the Serial Preferred; or (b) make any change, by amendment of the Articles of Incorporation, or otherwise, in the terms and provisions of the Serial Preferred or any series of the Serial Preferred of which any shares are then outstanding, that would adversely affect the rights and preferences of the holders of the Serial Preferred; or (c) issue any shares of the Serial Preferred theretofore authorized but unissued, or shares of any stock pari passu with the Serial Preferred, other than in exchange for, or for the purposes of effecting the redemption or other retirement of, not less than an equal aggregate par value of shares of Serial Preferred, or of any stock pari passu therewith, at the time outstanding, unless the net income available for fixed charges of the Corporation for a period of any twelve (12) consecutive months within the fifteen (15) calendar months immediately preceding the first day of the month in which such additional stock is issued is at least one and one-half (1 ½) times the sum of (i) the interest requirements for one year on the long-term debt of the Corporation to be outstanding immediately after the date of issue of such additional shares and (ii) the dividend requirements for one year on all shares of Serial

Preferred, and of all other classes of stock ranking on a parity with or prior to the Serial Preferred in respect of dividends or assets, to be outstanding immediately after such proposed issue of additional shares. In taking any affirmative action that may be required by this Section (4-c), the holders of Serial Preferred shall vote or consent according to the following two classes: Serial Preferred Stock with a par value of either $50.00 or $100.00 per share; and Serial Preferred Stock with a par value of $25.00 per share; and such action shall require the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of each such voting or consenting class; provided, however, that if a proposed amendment requiring affirmative action pursuant to clause (b) of the immediately preceding sentence will adversely affect less than all series of Serial Preferred of which shares are then outstanding, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of each series which will be adversely affected by the proposed amendment, each such Series (regardless of the par value of the shares thereof) voting or consenting as a class, shall constitute the required affirmative action, and in such event the affirmative vote or consent of the holders of two-thirds of the outstanding shares of all series within each class referred to in the first clause of this sentence shall not be required.
(5) So long as any of the shares of the Preferred Stock or the Serial Preferred are outstanding, the Corporation shall not, without affirmative action taken as hereinafter provided by the holders of Preferred Stock and Serial Preferred, merge or consolidate with any other corporation or corporations or sell substantially all of the property of the Corporation; provided the provisions of this Section (5) shall not apply to any mortgage of all or substantially all of the property of the Corporation, or to a purchase or other acquisition by the Corporation of the assets or franchises of another corporation, or to any other transaction which does not include such a merger, consolidation or sale of property of the Corporation. In taking any affirmative action that may be required by this Section (5), the holders of Preferred Stock and Serial Preferred shall vote or consent according to the following classes: each class of Preferred Stock; each series of Serial Preferred Stock with a par value of either $50.00 or $100.00 per share; and the Serial Preferred Stock with a par value of $25.00 per share; and such action shall require the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of each such voting or consenting class.
(6-a) Each holder of Preferred Stock or Serial Preferred shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.
(6-b) If at the time of any annual meeting of stockholders dividends payable on the $1.10 Preferred or on the $2.50 Preferred shall be accrued and unpaid in an amount equal to six (6) quarterly dividends, the holders of both such classes of stock, voting as a single class for such purposes, shall be entitled to elect two directors. Whenever the right shall vest in the holders of the $1.10 Preferred and the $2.50 Preferred to elect two directors, the Board of Directors shall, at least ten (10) days prior to such annual meeting at which such dividends remain accrued and unpaid, cause to be mailed to each stockholder, at his last known post office address as shown on the stock records of the Corporation, a notice to this effect. At all meetings of stockholders where the holders of the $1.10 Preferred and the $2.50 Preferred shall have such right to elect two directors, the presence in person or by proxy of the holders of a majority of the aggregate number of outstanding shares of $1.10 Preferred and $2.50 Preferred shall be required to constitute a quorum for the election of such two directors; provided, however, that the absence of a quorum of the holders of $1.10 Preferred and $2.50 Preferred shall not prevent the election at any such meeting or adjournment thereof of directors in the usual manner by the holders of all classes of stock if the necessary quorum of the holders of all classes of stock is present in person or by proxy at such meeting. When all dividends accrued and unpaid on the $1.10 Preferred and the $2.50 Preferred shall have been paid or declared and set apart for payment, holders of $1.10 Preferred and $2.50 Preferred shall at the next annual meeting be divested of their rights in respect of such election of two directors, and the voting power of the holders of the $1.10 Preferred and the $2.50 Preferred and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the $1.10 Preferred or the $2.50 Preferred were not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the $1.10 Preferred and the $2.50 Preferred in the event dividends on the $1.10 Preferred or $2.50 Preferred shall again become accrued and unpaid in an amount equal to six (6) quarterly dividends. Vacancies among directors elected by the holders of the $1.10 Preferred and $2.50 Preferred during any period for which directors shall have been so elected shall be filled, until the next annual or special meeting for the election of directors, by a vote of the remaining directors of the Corporation. Vacancies among directors elected by holders of all classes of stock shall be filled by the vote of a majority of the remaining directors elected by the holders of all classes of stock until the next annual meeting for the election of directors or special meeting in lieu thereof.
(6-c) If at the time of any annual meeting of stockholders dividends payable on the $2.36 Preferred shall be accrued and unpaid in an amount equal to six (6) quarterly dividends, the holders of the $2.36 Preferred, voting as a single class for such purposes, shall be entitled to elect one director. Whenever the right shall vest in the holders of the $2.36 Preferred to elect one director, the Board of Directors shall, at least ten (10) days prior to such annual meeting at which such dividends remain accrued and unpaid, cause to be mailed to each stockholder, at his last known post office address as shown on the stock records of the Corporation, a notice to this effect. At all meetings of stockholders where such holders shall have such right to elect one director, the presence in person or by proxy of the holders of a majority of the aggregate number of outstanding shares of said class of stock shall be required to constitute a quorum for the election of such director; provided, however, that the absence of a quorum of the holders of said class of stock shall not prevent the election at any such meeting or adjournment thereof of directors in the usual manner by the holders of all classes of stock if the necessary quorum of the holders of all classes of stock is present in person or by proxy at such meeting. When all dividends accrued and unpaid on the $2.36 Preferred shall have been paid or declared and set apart for payment, the holders of said class of stock shall at the next annual meeting be divested of their rights in respect of such election of one director, and the voting power of the holders of the $2.36 Preferred and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the $2.36 Preferred were not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the $2.36 Preferred Preferred in the event dividends on said class of stock shall again become accrued and unpaid in an amount equal to six (6) quarterly dividends. Vacancies among directors elected by holders of all classes of stock shall be filled by the vote of a majority of the remaining directors elected by the holders of all classes of stock until the next annual meeting for the election of directors or special meeting in lieu thereof.
(6-d) If at the time of any annual meeting of stockholders dividends payable on the $4.35 Preferred shall be accrued and unpaid in an amount equal to six (6) quarterly dividends, the holders of the $4.35 Preferred, voting as a single class for such purposes, shall be entitled to elect one director. Whenever the right shall vest in the holders of the $4.35 Preferred to elect one director, the Board of Directors shall, at least ten (10) days prior to such annual meeting at which such dividends remain accrued and unpaid, cause to be mailed to each stockholder, at his last known post office address as shown on the stock records of the Corporation, a notice to this effect. At all meetings of stockholders where such holders shall have such right to elect one director, the presence in person or by proxy of the holders of a majority of the aggregate number of outstanding shares of said class of stock shall be required to constitute a quorum for the election of such one director; provided, however, that the absence of a quorum of the holders of said class of stock shall not prevent the election at any such meeting or adjournment thereof of directors in the usual manner by the holders of all classes of stock, if the necessary quorum of the holders of all classes of stock is present in person or by proxy at such meeting. When all dividends accrued and unpaid on the $4.35 Preferred shall have been paid or declared and set apart for payment, the holders of said class of stock shall at the next annual meeting be divested of their rights in respect of such election of one director, and the voting power of the holders of the $4.35 Preferred and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the $4.35 Preferred were not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the $4.35 Preferred Preferred in the event dividends on said class of stock shall again become accrued and unpaid in an amount equal to six (6) quarterly dividends. Vacancies among directors elected by holders of all classes of stock shall be filled by the vote of a majority of the remaining directors elected by the holders of all classes of stock until the next annual meeting for the election of directors or special meeting in lieu thereof.
(6-e) If at the time of any annual meeting of stockholders dividends payable on any series of Serial Preferred shall be accrued and unpaid in an amount equal to six (6) quarterly dividends, the holders of the Serial Preferred, voting as a single class for such purpose, shall be entitled to elect two directors, plus one additional director for each class of Preferred Stock, if any, of which all of the shares shall have ceased to be outstanding, provided that in no event shall the aggregate number of directors which the holders of Serial Preferred are entitled hereunder to elect exceed one-fourth of the total number of members of the Board of Directors at the date the right to elect directors vests in such holders hereunder. Whenever the right shall vest in the holders of the Serial Preferred to elect the number of directors hereinabove provided, the Board of Directors shall, at least ten (10) days prior to such annual meeting at which such dividends remain accrued and unpaid, cause to be mailed to each stockholder, at his last known post office address as shown on the stock records of the Corporation, a notice to this effect. At all meetings of stockholders where the holders of the Serial Preferred shall have such right to elect directors, the presence in person or by proxy of the holders of a majority of the aggregate number of outstanding shares of Serial Preferred shall be required to constitute a quorum for the election of such directors; provided, however, that the absence of a quorum of the holders of Serial Preferred shall not prevent the election at any such meeting or adjournment thereof of directors in the usual manner by the holders of all classes of stock if the necessary quorum of the holders of all classes of stock is present in person or by proxy at such meeting. When all dividends accrued and unpaid on the Serial Preferred shall have been paid or declared and set apart for payment, holders of Serial Preferred shall at the next annual meeting be divested of their rights in respect of such election of directs, and the voting power of the holders of the Serial Preferred and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Serial Preferred were not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the Serial Preferred in the event dividends on any series of the Serial Preferred shall again become accrued and unpaid in an amount equal to six (6) quarterly dividends. Vacancies among directors elected by holders of the Serial Preferred during any period for which directors shall have been so elected shall be filled, until the next annual or special meeting for the election of directors, by the vote of the remaining directors of the Corporation. Vacancies among directors elected by holders of all classes of stock shall be filled by the vote of a majority of the remaining directors elected by the holders of all classes of stock until the next annual meeting for the election of directors or special meeting in lieu thereof.
(7) Dividends may be paid upon the Common Stock and upon any other stock junior to the Preferred Stock and the Serial Preferred only when dividends have been paid or funds have been set apart for the payment of dividends as aforesaid on the Preferred Stock and the Serial Preferred from the date after which dividends thereon became cumulative to the beginning of the period then current with respect to which such dividends are usually declared, but whenever there shall have been paid or funds shall have been set apart for the payment of all such dividends upon the Preferred Stock and the Serial Preferred, as aforesaid, then dividends upon the Common Stock and upon any other stock junior to the Preferred Stock and the Serial Preferred may be declared payable then or thereafter out of any surplus or profits then remaining. After the payment of the limited dividends and/or shares in distribution of assets or amounts payable upon dissolution or liquidation to which the Preferred Stock and the Serial Preferred are expressly entitled in preference to the Common Stock and any other stock junior to the Preferred Stock and the Serial Preferred in accordance with the provisions hereinabove set forth, the Common Stock alone (subject to the rights of any class of stock hereafter authorized) shall receive all further dividends and shares in distribution.
(8) Each holder of Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.
(9) Subject to the provisions of Section (4) hereof, the Corporation may issue and dispose of any of its shares, authorized but unissued, for such consideration as may be fixed by the Board of Directors.
(10) The Corporation from time to time may resell any of its own stock, purchased or otherwise acquired by it as herein provided for, at such price as may be fixed by its Board of Directors or Executive Committee.
(11) Subject to the provisions of Section (4) hereof, the Corporation, in order to acquire funds with which to redeem any Preferred Stock of any class or any series of Serial Preferred, may issue and sell stock of any class then authorized but unissued, bonds, notes, evidences of indebtedness, or other Securities.

(12) Subject to the provisions of Section (4) hereof, the Board of Directors of the Corporation may at any time authorize the conversion or exchange of the whole or any particular share of the outstanding Preferred Stock of any class, or of any series of Serial Preferred, with the consent of the holder thereof, into or for stock of any other class at the time of such consent authorized but unissued and may fix the terms and conditions upon which such conversion or exchange may be made; provided that the Board of Directors may not offer Preferred Stock of any class or any series of Serial Preferred in conversion or exchange into or for Common Stock or into or for Preferred Stock of any other class or Serial Preferred of any other series if, by such conversion or exchange, the amount which the holders of the shares of stocks so converted or exchanged would be entitled to receive either as dividends or shares in distribution of assets would be increased in preference to the Common Stock, unless the Preferred Stock or Serial Preferred so offered in conversion or exchange shall have been authorized by a majority vote of the shares of stock outstanding at a meeting at which the stockholders voting for the authorization of the Preferred Stock or Serial Preferred so to be offered in conversion or exchange shall include the holders of record of not less than a majority of the shares of Common Stock then outstanding and entitled to vote.
(13) Upon any issue for money or other consideration of any stock of the Corporation that may be authorized from time to time, no holder of stock irrespective of the class of such stock shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other share of the stock so issued, but the Board of Directors may dispose of all or any portion of such stock as and when it may determine free of any such rights, whether by offering the same to stockholders or by sale or other disposition as said Board may deem advisable; provided, however, that if the Board of Directors shall determine to offer any new or additional shares of Common Stock, or any security convertible into Common Stock, for money, other than by (a) a public offering of all of such shares, (b) an offering of all of such shares to or through underwriters or investment bankers who shall have agreed promptly to make a public offering of such shares or (c) an offering of all such shares to the stockholders (whether comprising the holders of all outstanding classes or of the Common Stock only), the employees or the customers of the Corporation, then the same shall first be offered pro rata to the holders of the then outstanding shares of Common Stock of the Corporation upon terms not less favorable to the purchaser (without deduction of such reasonable compensation, allowance or discount for the sale, underwriting or purchase as may be fixed thereafter by the Board of Directors) than those on which the Board of Directors issues and dispose of such stock or securities to other than such holders of Common Stock; and provided further, that the time within which such preemptive rights shall be exercised may be limited by the Board of Directors to such time as to said Board may seem proper, not less, however, than twenty days after mailing of notice that such stock rights are available and may be exercised.
(14) A consolidation, merger or amalgamation of the Corporation with or into any other corporation or corporations shall not be deemed a distribution of assets of the Corporation within the meaning of any provisions hereof.
(15) In addition to the Preferred Stock, the Serial Preferred and the Common Stock, subject to the provisions of Section (4) hereof, upon the vote of a majority of all the directors of the Corporation and of a majority of the total number of shares of stock then issued and outstanding and entitled to vote (or if a larger number or different proportion of shares is required by the laws of the State of Arizona, notwithstanding the above agreement of the stockholders to the contrary, then upon the vote of the larger number or different proportion of shares so required), the Corporation may from time to time create or authorize one or more other classes of stock with such designations, preferences, privileges, voting powers, conditions, restrictions and liabilities as may be determined by said vote, which may be the same or different from the designations and preferences of the classes of stock of the Corporation then authorized. Any such vote authorizing the creation of a new class of stock may provide that moneys payable by the Corporation with respect to any class of stock thereby authorized shall be paid in the money of any foreign country named therein or designated by the Board of Directors, pursuant to authority therein granted, at a fixed rate of exchange therein stated or provided for and all such payments shall be made accordingly.
(16) Subject to the provisions of Section (4), any class of the Preferred Stock or the Serial Preferred or the Common Stock, or all of said classes or series of stock, may be increased at any time upon vote of the holders of a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote thereon.
FOURTH: The name and address of the statutory agent of the Corporation on July 1, 1976 is General Investment Company (an Arizona corporation), 3100 Valley Center, Phoenix, Arizona 85073. The address of the known place of business of the Corporation on July 1, 1976 is 411 North Central Avenue, Phoenix, Arizona 85004.
FIFTH: The Board of Directors shall consist of not less than nine nor more than twenty-one persons. Within such limits, the number of directors shall be fixed and may be altered from time to time as may be provided by the bylaws.
SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damage for breach of fiduciary duty as a director, except for liability for any of the following:
(a) any breach of the director's duty of loyalty to the Corporation or its shareholders,
(b) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law,
(c) any authorization of an unlawful payment of a dividend or other distribution on the Corporation’s capital stock or the unlawful purchase of its capital stock,
(d) any transaction from which the director derived an improper personal benefit, or
(e) a violation of Arizona Revised Statutes Section 10-041.
If the Arizona General Corporation Law is amended after the date of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the Arizona General Corporation Law, as amended.
Any repeal or modification of this Article SIXTH shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
The provisions of this Article SIXTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article SIXTH.